SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 2, 2010

MILLSTREAM VENTURES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53167	87-0405708
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

374 East 400 South, Suite 3, Springville, UT	84663
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(801) 489-9438

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement.

On August 2, 2010, Millstream Ventures, Inc. (the “Company”) issued a promissory note to Lorikeet, Inc., an entity owned and controlled by Steven L. White, the President, a director and principal shareholder of the Company.  The principal amount of the promissory note is $10,000 and represents funds advanced to the Company by Lorikeet, Inc.  The promissory note bears interest at 8% per annum commencing July 8, 2010, and is due and payable on or before July 8, 2013.  The promissory note is not subject to any pre-payment penalty.  Upon the occurrence of any event of default which remains uncured for five days after notice of default, the interest rate on the promissory note increases to 18% per annum, both before and after judgment.

Also, on August 2, 2010 the Board of Directors authorized the Company to enter into one or more additional promissory notes in the future as the capital requirements of the Company may dictate and at the discretion of the Company’s Chief Executive and Chief Financial Officer at an interest rate of 8% per annum, for up to a total sum of $20,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millstream Ventures, Inc.

Date:  August 5, 2010

By /s/ Steven L. White

      Steven L. White, President

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